Exhibit 99.1

BLUE MARTINI SOFTWARE ANNOUNCES FINANCIAL RESULTS FOR THE

THIRD QUARTER OF 2003

Improved License Revenue, Net Loss and Cash Burn

SAN MATEO, Calif., (October 21, 2003)—Blue Martini Software, Inc. (NASDAQ: BLUE) today reported financial results for the third quarter of 2003. License revenues for the third quarter of 2003 were $4.2 million, an increase from $1.4 million for the third quarter of 2002. License revenues for the first nine months of 2003 were $8.5 million, an increase from $4.0 million for the first nine months of 2002. Total revenues for the third quarter of 2003 were $9.1 million, an increase from $8.5 million for the third quarter of 2002. Total revenues for the first nine months of 2003 were $24.6 million, compared to $25.6 million for the first nine months of 2002.

Blue Martini Software reported net loss for the third quarter of 2003 of $4.5 million, or $0.40 per share, an improvement over net loss of $28.0 million, or $2.71 per share, for the third quarter of 2002. Net loss for the first nine months of 2003 was $14.6 million, an improvement from $48.4 million for the first nine months of 2002.

Blue Martini Software had cash, cash equivalents and short-term investments totaling $49.7 million at September 30, 2003. The decrease in cash balances of $1.9 million in the quarter is an improvement over decreases of $7.5 million in the year-ago quarter and $4.3 million in the second quarter of 2003. The $1.9 million decrease in cash balances for the third quarter of 2003 is net of $2.0 million of proceeds from the exercise of employee stock options during the quarter.

In the third quarter of 2003, Blue Martini added four new customers, including SBC, Bloomingdale’s, and Lufthansa Skyshop and had six customers go live on its software including Mitsubishi and Harrah’s Entertainment.

“I am pleased that we increased license revenues during the first nine months of 2003 by 110% over the same period in 2002, and that we reduced our year to date net loss and cash burn as well.” said Monte Zweben, Chairman and CEO, Blue Martini Software. “Our focus remains on improving execution while we continue to expand our customer base as more customers adopt our intelligent selling systems.”

For additional information on Blue Martini Software’s reported results, see the accompanying financial tables.

Blue Martini Software’s third-quarter financial results will be discussed Tuesday, October 21, 2003 at 4:30 pm ET (1:30 pm PT) and available by calling (703) 871-3086 at least 5 minutes prior to the start time, or by logging in to the investor relations section at www.bluemartini.com. A replay of the webcast will be available through November 4, 2003 at the Company’s website or by dialing 703-925-2421, passcode # 286109.

About Blue Martini Software: Blue Martini provides software that fundamentally improves the way companies sell and market. Our Intelligent Selling Systems incorporate the expertise of a company’s top sales and marketing people into applications that slash the cost of sales and marketing while simultaneously increasing revenues. Blue Martini applications help direct salespeople, channel salespeople and retail salespeople sell. They also help end customers serve themselves. For example, direct and indirect sales teams use Blue Martini applications to perform needs analysis, quote a solution, and deliver a customer- ready proposal without requiring large teams of experts. Retail sales and marketing personnel use Blue Martini applications to proactively contact customers to increase store traffic. Customers help themselves using Blue Martini web applications, both online and in stores. Companies implement Blue Martini Intelligent Selling Systems in as little as thirty days, and achieve full ROI in as little as ninety days. Leading retailers including Carrefour, Debenhams, Kohl’s, Menards and Saks Fifth Avenue, and leading manufacturers DuPont, Lanier, Panasonic and Rhodia have selected our Intelligent Selling Systems to gain competitive advantage and fundamentally improve how they sell. With worldwide headquarters in San Mateo, California, Blue Martini Software can be reached at 650-356-4000 or www.bluemartini.com.

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Note to editors: “Blue Martini” and “Blue Martini Software” are trademarks of Blue Martini Software, 2600 Campus Drive, San Mateo, CA 94403. Other product and company names mentioned in this news release may be the trademarks of their respective owners and are mentioned for identification purposes only.

This news release regarding Blue Martini Software’s third-quarter 2003 financial results includes forward-looking statements based on current expectations, that involve risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to: risks associated with the development, licensing, and deployment of software generally, including potential delays and technical difficulties; competition and technological changes and developments; financial and other impacts of staffing reductions and other cost control measures; and economic, political and other uncertainties. Details on these risks are set forth in Blue Martini Software’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). These filings are available on a website maintained by the SEC at www.sec.gov. Blue Martini Software assumes no obligation to update the information in this news release.

Contacts:

Investors:

Tracy Vernali, Blue Martini Software, 650-356-7638, ir@bluemartini.com

Brandi Piacente, FRB | Weber Shandwick, 415-248-3430, Bpiacente@webershandwick.com

Media:

Carolyn Adams, Schwartz Communications, 415-512-0770, bluemartini@schwartz-pr.com

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FINANCIAL TABLES FOLLOW

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BLUE MARTINI SOFTWARE, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
License	$4,203	$1,414	$8,469	$4,027
Service	4,851	7,116	16,115	21,536

Total revenues	9,054	8,530	24,584	25,563
Cost of revenues:
License	439	1,711	1,112	3,491
Service	3,357	5,104	11,149	15,718

Total cost of revenues	3,796	6,815	12,261	19,209

Gross profit	5,258	1,715	12,323	6,354

Operating expenses:
Sales and marketing	5,131	6,973	14,224	22,059
Research and development	2,643	3,289	7,545	10,698
General and administrative	1,818	1,991	5,337	5,552
Amortization of deferred stock compensation	569	732	1,336	(377)
Impairment of long-lived assets and goodwill	(102)	16,785	(673)	16,785
In-process research and development	—	—	—	800
Restructuring charges	—	530	180	1,233

Total operating expenses	10,059	30,300	27,949	56,750
Loss from operations	(4,801)	(28,585)	(15,626)	(50,396)
Interest income and other, net	334	543	979	2,014

Net loss	$(4,467)	$(28,042)	$(14,647)	$(48,382)

Basic and diluted net loss per common share	$(0.40)	$(2.71)	$(1.36)	$(4.82)

Shares used in computing basic and diluted
net loss per common share	11,110	10,345	10,767	10,036

BLUE MARTINI SOFTWARE, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$49,724	$60,750
Accounts receivable, net	4,975	5,766
Prepaid expenses and other current assets	1,415	1,575

Total current assets	56,114	68,091
Property and equipment, net	482	599
Intangible and other assets, net	430	902

Total assets	$57,026	$69,592

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$937	$706
Accrued employee compensation	5,110	5,603
Accrued restructuring charges	967	1,045
Other current liabilities	3,786	5,396
Deferred revenues	4,990	3,306

Total current liabilities	15,790	16,056
Accrued restructuring charges, less current portion	1,647	2,431

Total liabilities	17,437	18,487
Stockholders’ equity:
Common stock and additional paid-in-capital (11,413 and 10,564 shares outstanding in 2003 and 2002, respectively)	257,863	255,301
Deferred stock compensation	—	(1,311)
Accumulated other comprehensive income	(628)	114
Accumulated deficit	(217,646)	(202,999)

Total stockholders’ equity	39,589	51,105

Total liabilities and stockholders’ equity	$57,026	$69,592